Exhibit 99.2

ServiceSource International, Inc. Announces Pricing of $130 Million Offering of
1.50% Convertible Senior Notes Due 2018

San Francisco, CA - August 7, 2013 - ServiceSource International, Inc. ("ServiceSource") (NASDAQ: SREV) today announced the pricing of $130 million aggregate principal amount of convertible senior notes due 2018 (the "notes") in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). The size of the offering was increased from the previously announced $120 million aggregate principal amount. ServiceSource also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $20 million aggregate principal amount of the notes to cover over-allotments, if any. The sale of the notes to the initial purchasers is expected to settle on August 13, 2013, subject to customary closing conditions.

The notes will be senior unsecured obligations of ServiceSource, and interest will be payable semi-annually in arrears at a rate of 1.50% per year. The initial conversion rate is 61.6770 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $16.21 per share). Prior to February 1, 2018, the notes will be convertible only upon the occurrence of specified events and during certain periods; thereafter, until maturity, the notes will be convertible at any time. Upon conversion, the notes will be settled in cash, shares of ServiceSource's common stock or any combination thereof at ServiceSource's option.

In connection with the pricing of the notes, ServiceSource entered into privately-negotiated convertible note hedge transactions with certain financial institutions, which include certain of the initial purchasers and/or their affiliates (the "hedge counterparties"). The convertible note hedge transactions are expected, but not guaranteed, generally to reduce the potential dilution to ServiceSource's common stock and/or offset the cash payments ServiceSource is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of ServiceSource's common stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes. ServiceSource also entered into privately negotiated warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect if the market price of ServiceSource's common stock exceeds the strike price of the warrant transactions, unless ServiceSource elects, subject to certain conditions, to settle the warrant transactions in cash. The strike price of the warrant transactions will initially be approximately $21.02 per share, which represents a premium of approximately 75% over the last reported sale price of ServiceSource's common stock on August 7, 2013, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their over-allotment option, ServiceSource may enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties.

ServiceSource has been advised by the hedge counterparties that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to ServiceSource's common stock and/or purchase shares of ServiceSource's common stock in privately negotiated transactions and/or open market transactions concurrently with, or shortly after, the pricing of the notes. These activities could have the effect of increasing, or preventing a decline (or reducing the size of any decline) in, the market price of ServiceSource's common stock at that time. In addition, ServiceSource has been advised by the hedge counterparties that the hedge counterparties and/or their respective affiliates may modify their hedge positions from time to time following the pricing of the notes and prior to the maturity of the notes (and are particularly likely to do so during any observation period relating to a conversion of the notes) by entering into or unwinding derivative transactions with respect to ServiceSource's common stock and/or by purchasing or selling shares of ServiceSource common stock or the notes in secondary market transactions. This activity could also have the effect of increasing, or preventing a decline (or reducing the size of any decline) in, the market price of ServiceSource's common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

ServiceSource expects to use a portion of the net proceeds of the offering of the notes for the cost of the convertible note hedge transactions after such cost is offset by the proceeds of the warrant transactions described above, and to use the remaining proceeds of the offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

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